EXHIBIT 99.1

Additional Signatures

Oak Hill Capital Partners III, L.P.
By:	OHCP GenPar III, L.P, its General Partner
By:	OHCP MGP Partners III, L.P., its General Partner
By:	OHCP MGP III, Ltd., its General Partner

	By:	/s/ Caitlin Melchior	10/28/2016
	Name:	Caitlin Melchior	Date
	Title:	Authorized Person and not in her individual capacity

**Signature of Reporting Person

Oak Hill Capital Management Partners III, L.P.
By:	OHCP GenPar III, L.P, its General Partner
By:	OHCP MGP Partners III, L.P., its General Partner
By:	OHCP MGP III, Ltd., its General Partner

	By:	/s/ Caitlin Melchior	10/28/2016
	Name:	Caitlin Melchior	Date
	Title:	Authorized Person and not in her individual capacity

**Signature of Reporting Person

OHCP GenPar III, L.P.
By:	OHCP MGP Partners III, L.P., its General Partner
By:	OHCP MGP III, Ltd., its General Partner

	By:	/s/ Caitlin Melchior	10/28/2016
	Name:	Caitlin Melchior	Date
	Title:	Authorized Person and not in her individual capacity

**Signature of Reporting Person

OHCP MGP Partners III, L.P.
By:	OHCP MGP III, Ltd., its General Partner

	By:	/s/ Caitlin Melchior	10/28/2016
	Name:	Caitlin Melchior	Date
	Title:	Authorized Person and not in her individual capacity

**Signature of Reporting Person